UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker, Suite 300
Chicago, Illinois 60606

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2007, Capital Growth Systems, Inc. (the “Company”) offered to amend all of its outstanding Warrant Agreements for a limited time (the “Offer”). The Offer allowed Warrant Agreement holders to exercise all or a portion of their warrants at $0.15 per share by October 24, 2007 (the “Outside Date”), subject to extension. The Outside Date was extended until November 15, 2007. On November 15, 2007, based on indications of interest received from current warrant holders that had not yet exercised, the Company extended the Outside Date to November 30, 2007. Any warrants exercised on or before November 30, 2007 will be amended in accordance with the Offer. As of November 15, 2007 warrant exercises representing 20,008,627 shares of common stock to be issued were effected under the Offer.

For a more complete description of the terms of the Offer, please see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2007.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 Entry Into a Material Definitive Agreement, for a description of the shares of common stock issued upon exercise of the warrants.

Item 9.01 Financial Statements and Exhibits.

(b)   Exhibits

     None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
By: Jim McDevitt
Its: Chief Financial Officer
Dated: November 16, 2007